Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Asset Manager Portfolio, Asset Manager: Growth Portfolio, Contrafund Portfolio, Index 500 Portfolio and Investment Grade Bond Portfolio series of Variable Insurance Products Fund II (the "Trust"), filed as part of this Post-Effective Amendment No. 46 to the Trust's Registration Statement on Form N-1A (File Nos. 033-20773 and 811-05511) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 41 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

April 28, 2005